UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF

THE SECURITIES EXCHANGE ACT OF 1934

October 19, 2006

Date of Report: (Date of earliest event reported)

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-9761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Pierce Place, Itasca, Illinois 60143-3141, (630) 773-3800

(Address, including zip code and telephone number, including area code, or registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 19, 2006, the Board of Directors of Arthur J. Gallagher & Co. (Gallagher) unanimously elected J. Patrick Gallagher, Jr. as Chairman of the Board, effective immediately. Mr. Gallagher will also continue as Gallagher’s President and Chief Executive Officer. Mr. Gallagher succeeds Robert E. Gallagher, who served as Chairman for 11 years until his death in August 2006.

Also on October 19, 2006, the Board of Directors of Gallagher elected William L. Bax to serve as a Director of Gallagher.

There is no arrangement or understanding between Mr. Bax and any other person pursuant to which Mr. Bax was elected as a Director of Gallagher.

A copy of the press release announcing the election of Mr. Gallagher as Chairman of the Board and Mr. Bax as a Director is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit Index

99.1	Press Release, dated October 19, 2006, issued by Arthur J. Gallagher & Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: October 20, 2006	/s/ Richard C. Cary
Richard C. Cary Controller and Chief Accounting Officer (duly authorized officer)

Arthur J. Gallagher & Co.

Current Report On Form 8-K

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated October 19, 2006, issued by Arthur J. Gallagher & Co.